CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Proxy Statement/Prospectus constituting part of this Form N-14 (the "Registration Statement") of our report dated May 5, 2006, relating the financial statements and financial highlights appearing in the February 28, 2006 Annual Report to Shareholders of GMO Small/Mid Cap Growth Fund. We also consent to the reference to us under the heading "Experts" in the Registration Statement.


/s/PricewaterhouseCoopers LLP
-----------------------------
PricewaterhouseCoopers LLP

Boston, Massachusetts
January 24, 2007